Exhibit 10.25

THIS FIRST AMENDMENT is effective on February 2, 2004 (the “Effective Date”),

between

Vodafone Libertel N.V., whose registered office is at Avenue Ceramigue 300, 6221 KX Maastricht, the Netherlands (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principal place of business is at 220 Mill Road, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Vodafone and Supplier have entered into an Agreement for the Provision of Hardware, Software, Training, Support and Maintenance and Project Management Services to Vodafone Libertel N.V., dated June 12, 2002 (the “Purchase Agreement”) and wish to amend the Purchase Agreement as set forth below.

NOW THEREFORE: for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereby agree to modify the Purchase Agreement as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Purchase Agreement.

2. Section 14    Price

The first sentence of this section is deleted in its entirety and replaced with the following:

The Price for each Deliverable shall be as detailed within Supplier’s then current [*].

3. Section 15.7    Invoices

Sections 15.7.1 and 15.7.2 of the Purchase Agreement are deleted in their entirety and replaced with the following:

15.7.1	Purchases from Supplier shall be invoiced by Supplier and paid by Vodafone in [*] unless otherwise agreed in writing by the parties.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

The Supplier shall send invoices to Vodafone for each Deliverable in accordance with the Bill of Material and Price Summary attached to the Purchase Order and section 15.7.2, at the following address

Vodafone Libertel N.V.

Afdeling Crediteuren

P.O. Box 1500

6201 BM Maastricht

The Netherlands

15.7.2	Each invoice shall quote the following information, as applicable:

the Agreement number.
the specific nodes in the ring that is the subject of the Purchase Order the description of the Deliverables provided
a copy of the [*] above
the description of and Site(s) where EFI&T services were performed the unit [*] rendered

4. Appendix B    Deliverables, Services and Prices

Appendix B of the Purchase Agreement is deleted in its entirety.

5. Service Offerings

Product Family: Service

Category: Service – Bundled Package

Part	Label	Part Description	Vodafone NL Price (US Dollars)
203002	Premium Package	On-site Hardware Maintainence 4-Hour H/W Response, 24x7 TAC Support, SW Maint. Platforms & Silvx, Online STAR.	[*]
Category: Service – Installation – Labor and Materials

Part	Label	Part Description	Vodafone NL Price (US Dollars)

200012	EFI&T	Installation Services: EFI&T	[*]

200013	Installation Related Materials	Installation Materials	Custom Quote

6. The Purchase Agreement, as amended hereby, and each Appendix thereto shall remain in full force and effect and each is hereby ratified and confirmed.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

7. In the event of a conflict between the terms and conditions of this First Amendment and the Purchase Agreement, this First Amendment shall prevail. Except as expressly modified in this First Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective, duly authorized representatives:

Signed for and on behalf of: Vodafone	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Witness for and on behalf of: Vodafone	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: